Exhibit 10.14.1

AMENDMENT TO SPECIAL SEVERANCE PLAN
The AnnTaylor Stores Corporation Special Severance Plan (the “ASSP”) is hereby amended as set forth below:
(i)    The following sentence shall be added to the end of Section 2.1(b):
“Payments will begin on the first scheduled payroll date following the fifty-third (53rd) day following the employee's separation date, provided that the employee has executed and not revoked a release of claims.”
(ii)    Section 2.4 of the ASSP is amended to read in its entirety as follows:
“2.4 No Employee shall be eligible to receive Severance Benefits under Section 2.1 or 2.2 above, unless, within forty-five (45) days following such Employee's Severance Date, he or she first executes a Release (substantially in the form of Exhibit A hereto) in favor of the Company and others set forth on said Exhibit A, relating to all claims or liabilities of any kind relating to his or her employment with the Company or a subsidiary thereof and the termination of the Employee's employment. When an employee executes a release in accordance with the requirements of the prior sentence, and does not revoke it within seven (7) days, the release will become effective on the eighth (8th) day following the employee's execution of such release.”
Except as set forth above, the ASSP is hereby ratified and affirmed in all respects.

http://at-share.anntaylor.com/sites/atfile/Form 10K/FY2012/Exhibit Index/Amendment to Special Severance Plan.doc